EXHIBIT 23.3


Consent of Independent Certified Public Accountants








Choice One Communications
Rochester, New York  14604


We hereby consent to the incorporation by reference in the Prospectus constituting a part of the this Registration Statement of our report dated May 17, 2000, relating to the consolidated financial statements and schedules of US Xchange, L.L.C. appearing in the Annual Report on Form 10-K of US Xchange, L.L.C. for the year ended December 31, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP


Grand Rapids, Michigan
May 7, 2001